Exhibit 99.2

MFRI, Inc. and BPPC
Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Condensed Pro Forma Financial Information
On February 4, 2016, the Company acquired the remaining 51% in a joint venture, BPPC, for consideration of approximately $9.6 million in cash and debt.

The assets acquired include, among other things, certain patents and other intellectual property, certain designs, a workforce-in-place, and other intangible assets, as well as tangible assets that include but are not limited to production related assets, inventory, and other property and equipment. The liabilities assumed include, among other things, product warranty obligations, trade payables, accrued liabilities and debt.

This acquisition, the acquired assets and liabilities, together with the employees, represent a business as defined in ASC 805, Business Combinations.

The unaudited pro forma condensed combined financial statements of MFRI, Inc. and BPPC should be read in conjunction with the Current Report on Form 8-K filed on April 6, 2016, the historical audited consolidated financial statements and accompanying notes thereto of MFRI, Inc. for the year ended January 31, 2016 as contained in the Company's annual report on Form 10-K, and the financial statements for BPPC as of and for the year ended December 31, 2015 (audited), included as Exhibit 99.1 to this Form 8-K/A.

Exhibit 99.2

MFRI, Inc. and BPPC
Unaudited Pro Forma Condensed Combined Balance Sheet
As of January 31, 2016
USD (in thousands)

	MFRI, Inc.	BPPC	Pro Forma Adjustments		Pro Forma
	Historical	Historical	Total	Note 3	Combined
ASSETS
Current assets
Cash, cash equivalents	$16,631	$2,437	($7,587)	a	$11,481
Restricted cash	2,324	—	—		2,324
Trade accounts receivable, net	36,090	4,039	—		40,129
Inventories, net	15,625	1,462	—		17,087
Prepaid expenses and other current assets	26,378	92	—		26,470
Income tax receivable	—	123	—		123
Total current assets	97,048	8,153	(7,587)		97,614
Property, plant and equipment, net of accumulated depreciation	25,400	12,784	1,057	b	39,241
Long-term assets
Note receivable	1,905	—	(1,905)	c	—
Investment in joint venture	9,112	—	(9,112)	d	—
Goodwill	—	—	2,657	e	2,657
Other assets	4,658	1	—		4,659
Total long-term assets	15,675	1	(8,360)		7,316
Total assets	$138,123	$20,938	($14,890)		$144,171
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$11,026	$558	$—		$11,584
Accrued liabilities, compensation, incentives, and payroll taxes	15,575	223	—		15,798
Current maturities of long-term debt	14,006	275	4,011	a,f	18,292
Other current liabilities, including customer deposits	26,109	347	—		26,456
Total current liabilities	66,716	1,403	4,011		72,130
Long-term liabilities					—
Long-term debt, less current maturities	1,493	4,165	(3,916)	c,f	1,742
Other long-term liabilities	886	1,520	—		2,406
Total long-term liabilities	2,379	5,685	(3,916)		4,148
Stockholders' equity					—
Total stockholders' equity	69,028	13,850	(14,985)	d,h	67,893
Total liabilities and stockholders' equity	$138,123	$20,938	($14,890)		$144,171
See accompanying notes to unaudited pro forma condensed combined financial statements.

Exhibit 99.2

MFRI, Inc. and BPPC
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended January 31, 2016
USD (in thousands, except per share data)

	MFRI, Inc.	BPPC	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Note 3	Combined
Net sales	$122,696	$26,581	$(68)	g	$149,209
Cost of sales	95,955	22,965	68	g	118,988
Gross profit	26,741	3,616	(136)		30,221

Operating expenses:
General and administrative expense	18,869	620	—		19,489
Selling expense	4,994	477	—		5,471
Total operating expenses	23,863	1,097	—		24,960

Income from operations	2,878	2,519	(136)		5,261

Income from joint venture	602	—	(602)	h	—

Interest expense, net	470	440	—		910
Income from continuing operations before income taxes	3,010	2,079	(738)		4,351

Income tax expense	1,375	537	—		1,912

Income from continuing operations	1,635	1,542	(738)		2,439

Loss from discontinued operations, net of tax	(6,044)	—	—		(6,044)

Net loss	($4,409)	$1,542	($738)		($3,605)

Weighted average common shares outstanding
Basic	7,280				7,280
Diluted	7,371				7,371

Earnings per share from continuing operations
Basic	$0.22				$0.34
Diluted	$0.22				$0.33
Loss per share from discontinued operations
Basic and diluted	($0.83)				($0.83)
Loss per share
Basic and diluted	($0.61)				($0.50)

Exhibit 99.2

MFRI, Inc. and BPPC
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Description of transaction

MFRI entered into a purchase agreement with its joint venture partner Aegion Corporation ("Aegion") to acquire the remaining 51% ownership of Bayou Perma-Pipe Canada, Ltd. ("BPPC"), a coating and insulation company in Camrose, Alberta, which acquisition closed on February 4, 2016. MFRI had owned a 49% interest in BPPC since 2009, when the joint venture was formed with Aegion to serve the oil and gas industry in Western Canada.

The purchase price was $13.1 million CAD ($9.6 million USD) in cash and debt at closing and is subject to certain post-closing adjustments. The initial accounting for this acquisition is not complete pending detailed analyses of the facts and circumstances that existed as of the acquisition date. The following table represents the preliminary allocation of the total consideration in the acquisition of BPPC:

Total purchase consideration:
Cash	$7,587
Loan payable	2,000
Purchase consideration to third party	9,587

Fair Value of 49% Previously Held Equity Interest	7,492
Total purchase consideration	$17,079

Fair value of net assets acquired:
Cash and cash equivalents	$2,915
Property and equipment	12,670
Goodwill	2,657
Net working capital	406
Other assets (liabilities) net	(1,569)
Net assets acquired	$17,079

The acquisition has preliminarily resulted in approximately $2.7 million of goodwill. The Company incurred legal, professional and other costs related to this acquisition. These one-time costs of $0.2 million were recognized as general and administrative expenses.

Note 2 - Basis of presentation

The unaudited pro forma condensed combined financial data included herein was prepared in accordance with Rule 8-05 of SEC Regulation S-X and is based on the historical consolidated financial statements of MFRI financial statements and the financial statements derived from the accounting records of BPPC's business, adjusted using the acquisition method of accounting. The financial statements of BPPC were prepared solely for the purpose of complying with the requirements of Rule 8-04 of SEC Regulation S-X. The financial statements include balance sheets, statements of operations, statements of stockholders' equity and statements of cash flows. MFRI is not currently aware of any significant accounting policy differences between MFRI and BPPC, but if any further information becomes available, such policy differences may be identified and could result in significant differences from the unaudited pro forma condensed combined financial statements.

Exhibit 99.2

The acquisition method of accounting requires, among other things, that assets and liabilities acquired be recognized at their fair values as of the acquisition date. Financial statements of MFRI issued after completion of the acquisition of BPPC will reflect such fair values, measured as of the acquisition date, which may be different than the estimated fair values included in these unaudited pro forma condensed combined financial statements as if the acquisition had occurred on February 1, 2015. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to MFRI in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, MFRI may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect MFRI's intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Note 3 - Adjustments to unaudited pro forma condensed combined financial statements

The following summary of adjustments included in the pro forma condensed combined financial statements:

a.	To record the reduction of MFRI's cash as a result of the consideration paid to Aegion of $7.6 million and increase in current maturities of long-term debt of $2.0 million.

b.	To record the preliminary purchase accounting adjustments of $1.1 million related to assigning a fair value to acquired property and equipment.

c.	To eliminate the $1.9 million note receivable on MFRI and note payable on BPPC's balance sheets.

d.	To eliminate the previously held equity interest.

e.
To record the preliminary fair value of goodwill resulting from the excess of consideration paid over the valuation of the net assets acquired. Goodwill resulting from the acquisition is not amortized, and will be assessed for impairment at least annually.

f.	To reclass existing long-term debt that became current debt.

g.	To eliminate intercompany sales.

h.	To eliminate the joint venture income related to MFRI's ownership of 49% of BPPC.

Note 4 - Significant accounting policies

Inventory. Acquired inventory consists principally of raw material and is stated at fair market value upon acquisition. Acquired inventory is presented net of excess and obsolete provisions.

Property and equipment. Net acquired property and equipment consists principally of land, building, manufacturing equipment, furniture and fixtures, computers and transportation equipment and and is stated at fair market value upon acquisition.

Intangible Assets. Identifiable intangible assets acquired is a patent with a finite-life. The fair value of intangible assets is based on management’s preliminary valuation as of the acquisition date. Estimated useful life is the life of the patent.